                                                        CSW ENERGY
                                             LETTERS OF CREDIT AND GUARANTEES



                                     FEES   FEES  REFERENCE
PROJECT            *      AMOUNT      PD   PAYABLE  NUMBER   MATURITY   BENEFICIARY   OBLIGOR    PURPOSE      AUTHORITY
-------            -      ------      --   -------  ------   --------   -----------   -------    -------      ---------
KVA JOINT VENTURE  G   $5,600,000.00  N/A    N/A     N/A       N/A      Weyerhauser     CSW    Land Purchase   General

TOTAL                  $5,600,000.00
                       =============


*  G   - Guarantee

